EXHIBIT 99.2

Unaudited pro forma consolidated balance sheet as of December 31, 2007; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the period from inception through December 31, 2007

Pro Forma combining statements
8K
General Automotive Company

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	GAS 12/31/2007	UIR 12/31/2007	Pro Forma Adjustments		Pro Forma Consolidated
	Andited	Unaudited			Unaudited
Assets
Current assets:
Cash	600	319	240,056	(c)	240,975
Accounts receivable	2,399,956				2,399,956
Inventories	1,358,820				1,358,820
Total current assets	3,759,376	319			3,999,751

Property and equipment, net	19,451				19,451

Customer relationship	1,272,133				1,272,133
Other assets	114,183				114,183
	5,165,143	319	240,056		5,405,518

Liabilities and Shareholder's Equity
Current liabilities:
Accounts payable	2,499,164	3,380			2,502,544
Accrued expenses	727,614		(472,000)	(b)	255,614
Line of credit	1,526,589				1,526,589
Notes payable, related parties, current	4,718,000		(4,150,000)	(a & c)	568,000
Total current liabilities	9,471,367	3,380			4,852,747

Notes payable, related parties, less current	2,653,867		(2,653,867)	(a)	-
Total liabilities	12,125,234	3,380			4,852,747

Shareholder's equity	(6,960,091)	(3,061)	7,515,923	(a,b &c)	552,771

	5,165,143	319	240,056		5,405,518

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	GAS 12/31/2007	UIR 12/31/2007	Pro Forma Adjustments		Pro Forma Consolidated
	Andited	Unaudited			Unaudited

Revenues	15,292,780				15,292,780
Cost of goods sold	13,271,384				13,271,384
Gross profit	2,021,396	-			2,021,396

Expenses	3,201,826	30,534			3,232,360
Loss from operations	(1,180,430)	(30,534)			(1,210,964)

Other income (expense)	(570,714)	(67,250)	472,000	(b)	(165,964)

Net loss	(1,751,144)	(97,784)	472,000		(1,376,928)

(a) Reflects the conversion of $6,003,867 of related party notes into common stock of GAS concurrent with the merger.
(b) Reflects the elimination of accrued interest on the GAS converted related party notes.
(c) Reflects the net proceeds from the sale of 1,507,328 shares of common stock and the repayment of $800,000 notes to related parties as follows:

Shares	1,507,328
Cash at $.75	$1,130,496
Commission 8%	90,440
Net	1,040,056
Payment on debt	800,000
Cash	240,056